UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 29, 2013, Office Depot, Inc. (the “Company”) issued a press release containing a letter to the Company’s shareholders highlighting the Board’s progress in implementing its strategic initiatives and urging shareholders to vote for the Company’s director nominees at the Company’s 2013 annual meeting of shareholders. The letter, along with a chart indicating the qualifications of the Company’s director nominees is being mailed to the Company’s shareholders. A copy of the press release and the chart of the director’s qualification is set forth below.

CONTACT:

Richard Leland

Investor Relations

561.438.3796

richard.leland@officedepot.com

Brian Levine

Public Relations

561.438.2895

brian.levine@officedepot.com

OFFICE DEPOT SENDS LETTER TO SHAREHOLDERS HIGHLIGHTING BOARD’S

PROGRESS AND MOMENTUM ON MERGER WITH OFFICEMAX

Transaction On Track For A Successful Closing By End Of The Year

Says Current Board Has The Right Mix Of Relevant Experience And Is Best-Qualified To Continue Executing On Its Internal Strategic Plan And Merger

Boca Raton, Fla., July 29, 2013 – Office Depot, Inc. (NYSE: ODP), a leading global provider of office supplies and services, today sent a letter to all shareholders highlighting the significant progress that has been made, under the Board’s guidance, on integration planning in the merger with OfficeMax, which is on track for a successful closing by the end of 2013.

In the letter, Office Depot also details the unique and highly diverse expertise its Board nominees bring to the Company. This includes substantial retail experience along with relevant expertise in the other areas and industries that affect Office Depot’s business such as: B2B, technology, international, operations and strategy, finance and investment, governance, and transaction and M&A integration. Office Depot strongly believes its Board nominees have the right mix of relevant experience and qualifications to continue executing on its internal strategic plan and merger with OfficeMax to unlock real value for its shareholders.

In light of its significant progress and momentum, Office Depot urges all shareholders to vote the WHITE proxy card for its ten Board nominees to allow the Board to deliver long-term value for all shareholders.

A copy of the letter follows:

July 29, 2013

Dear Fellow Office Depot Shareholder:

With the annual meeting approaching you have a very important decision to make that will greatly impact the future of your investment in Office Depot. Your Board and management team are hard at work executing on our multi-year strategic plan and our transformative merger with OfficeMax. The deal with OfficeMax has been years in the making and is progressing well toward completion, with shareholder approval received and integration planning running full steam ahead. As you know we also recently closed the sale of Office Depot de Mexico, a transaction that significantly strengthens the company’s liquidity and financial flexibility.

Your Board and management team are also making significant progress executing on our key strategic initiatives to improve the overall operating performance and profitability of Office Depot’s standalone business. We have the necessary expertise and diverse experience to understand the current retail and Office Supply Superstores

(OSS) environment, as well as the multi-channel and global reach for our business. We also have been working diligently to address the headwinds facing our business and industry by developing and executing upon a detailed and proven strategy to improve our operating performance.

With the Company in the midst of its strategy to generate long-term value for shareholders and so much already underway, your support for the Company’s Board of Directors is critical. An activist investor in the Company’s stock, Starboard Value LP (together with its affiliates and related parties “Starboard”), has put forward four hand-picked nominees without the knowledge and expertise necessary to oversee the successful implementation of the Company’s strategic plan and merger with OfficeMax.

We encourage you to protect the future of your investment in Office Depot and vote the WHITE card today in support of our 10 highly qualified and experienced director nominees – Neil R. Austrian, Justin Bateman, Thomas J. Colligan, Marsha J. Evans, Eugene V. Fife, W. Scott Hedrick, Kathleen Mason, Michael J. Massey, Raymond Svider and Nigel Travis.

Your Board of Directors Has the Right Mix of Relevant Experience and is Best-Qualified to

Continue Executing on its Internal Strategic Plan and Merger with OfficeMax

Your Board consists of experienced individuals with highly diverse backgrounds, carefully selected for the unique expertise they bring to the Board. Starboard, in its most recent communication with our shareholders, seems solely focused on the retail experience of its board nominees. The members of your Board have substantial retail experience and are highly qualified in other relevant areas and industries that affect Office Depot’s business and operations including:

•	B2B

•	Retail

•	Technology

•	International

•	Operations and Strategy

•	Finance and Investment

•	Governance

•	Transaction and M&A Integration

In addition, your Board continually seeks to maintain a fresh perspective and add additional qualified directors as needed to supplement our overall experience and expertise and guide the future of our Company through a rapidly changing environment. To that end, we have added six new directors in the last six years, each after careful evaluation by our Board’s Corporate Governance & Nominating Committee. These directors added significant retail, governance and financial experience to the Board, and have been important participants in our considerable progress over the past few years in turning around the standalone performance of the Company and in formulating and executing on our important value-enhancing transactions. Your Board’s collective industry and operational experience will help to best position Office Depot to deliver long-term shareholder value for all Office Depot shareholders.

Your Board is Fully Engaged in the OfficeMax Transaction and Integration Planning and

We Expect Successful Closing by the End of 2013

Our merger agreement with OfficeMax, a deal that has been years in the making, is well underway and on track for a successful closing by the end of the year. The merger was thoughtfully structured as a merger of equals that will result in an eleven member board made up of five directors from each company plus a CEO. At the recent special meeting, we received overwhelming support from our shareholders, including Starboard, with 98% voting for the transaction and the governance structure it envisions at the recent special meeting. We believe this is a strong endorsement of the strategic rationale behind this merger: to create a stronger and more efficient world-class provider of office products, services and solutions, with the financial strength to compete in today’s rapidly changing industry and deliver improved shareholder value. The final step in the merger process will be FTC approval, which we expect to obtain in time to close the transaction by the end of this year.

In addition, your Board and management team, in close coordination with OfficeMax and The Boston Consulting Group (BCG), our integration consultant, have made significant progress on integration planning including:

•	Establishing integration planning teams to develop detailed integration strategies, Day 1 operating plans and underlying initiatives for the combined company;

•	Creating an integration management office to guide day-to-day integration design and planning, ensure interdependencies and risks are identified, and make certain that mitigation plans are developed;

•	Establishing a steering committee with executives from both Office Depot and OfficeMax to direct the overall integration strategy and resolve any issues encountered by the project teams;

•	Forming a CEO selection committee with equal representation from both Office Depot and OfficeMax, selected from a pool of well-qualified directors; and

•	Hiring executive search firm Korn/Ferry International to assist the selection committee in identifying and evaluating the best possible candidates to serve as CEO.

Overall, the progress we have made in integration planning, the talent and dedication of the teams, along with the additional analysis on the combined company cost structure give us confidence we can achieve our synergy projections. With such significant progress and momentum on our side, we ask for your continued support as we work diligently towards a successful closing of our merger with OfficeMax to fully realize the value potential of your investment.

Under the Guidance of Your Board, Our Strategic Plan and Key Initiatives are Achieving

Results for Shareholders

While your Board and management are very much engaged in executing the OfficeMax transaction and integration planning, they are also focused on the continued successful implementation of our multi-year business plan to improve the company’s core operating results. Our efforts, which date back to 2007, continue to position Office Depot for long-term performance to maximize shareholder value. Our Board and management team have already successfully led the Company through significant industry headwinds including increased competition, a reduction in paper products consumption, economic conditions in the U.S. and Europe and capital markets volatility that has impacted our entire sector. These challenges have required the Board to be nimble in response to external conditions, and to anticipate and address the impact of these issues. We are seeing real results from our steady progress. So far, our strategic initiatives have resulted in over $1 billion in benefits since 2007, including approximately $200 million in 2012 and an estimated $120 million in additional benefits expected in 2013.

Our initiatives are not solely focused on margin and operating expense goals however. We also continue to invest in new products and programs in each of our divisions to drive profitable sales and address the changing needs of our customers to position Office Depot for long-term growth and profitability. We strongly believe these efforts, which are beginning to show tangible results on our balance sheet, will generate long-term value for all of our shareholders.

Unlock Real Value for All Shareholders: Vote The WHITE Card Today

to Support Your Board’s Continued Momentum

Your vote is important in this election, and we urge you to vote TODAY so that your voice is heard. To elect the Office Depot Board’s nominees, we encourage you to vote by telephone, by Internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

We urge you now to allow your Board and management team to do what is in the best interests of all shareholders – executing on our strategic plan for operational improvement, completing our integration planning and our search for a world-class CEO, and closing the OfficeMax transaction on schedule.

Thank you for your continued support.

W. Scott Hedrick	Neil R. Austrian
Lead Director	Chairman and Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 825-8621

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any Gold proxy card sent to you by Starboard,

as doing so will revoke your vote on the WHITE proxy card.

Note to Shareholders: The number of shares outstanding and entitled to vote as of the record date is 288,788,882 as disclosed on page 83 of the proxy statement. The number of outstanding shares reflected on pages 1 and 3 of the proxy statement, 294,704,150 includes shares held in the treasury.

About Office Depot

Office Depot provides office supplies and services through 1,628 worldwide retail stores, a dedicated sales force, top-rated catalogs, and global e-commerce operations. Office Depot has annual sales of approximately $10.7 billion, employs about 38,000 associates, and serves customers in 60 countries around the world.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

IMPORTANT INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC

In connection with the solicitation of proxies for Office Depot’s Annual Meeting of Shareholders (the “2013 Annual Meeting”), Office Depot has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement concerning the proposals to be presented at the 2013 Annual Meeting. The proxy statement contains important information about Office Depot and the 2013 Annual Meeting. Office Depot and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Office Depot’s shareholders in connection with the election of directors and other matters to be proposed at the 2013 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other proxy materials (the “Proxy Materials”) filed by Office Depot with the SEC on July 19, 2013. On July 22, 2013, Office Depot mailed the Proxy Materials to shareholders of record as of July 11, 2013. Investors and shareholders are able to obtain free copies of the Proxy Materials and other documents filed with the SEC by Office Depot through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Proxy Materials and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496, or by calling 561-438-7878.

In connection with the merger with OfficeMax, Office Depot has filed with the SEC a registration statement on Form S-4 (Registration No. 333-187807) that includes a Joint Proxy Statement of Office Depot and OfficeMax that also constitutes a prospectus of Office Depot. The registration statement, as amended, was declared effective by the SEC on June 7, 2013. Office Depot and OfficeMax mailed the definitive Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction on or about June 10, 2013. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, OFFICEMAX, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by Office Depot and OfficeMax through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496, or by calling 561-438-7878, and are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by OfficeMax by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563, or by calling 630-864-6800.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction in connection with the proposed merger of Office Depot with OfficeMax or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

OFFICE DEPOT SAFE HARBOR STATEMENT

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Office Depot, the merger and other transactions contemplated by the merger agreement, Office Depot’s long-term credit rating and its revenues and operating earnings. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Office Depot, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the merger; the risks that the new businesses will not be integrated successfully or that Office Depot will not realize estimated cost savings and synergies; Office Depot’s ability to maintain its current long-term credit rating; unanticipated changes in the markets for its business segments; unanticipated downturns in business relationships with customers or their purchases from Office Depot; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Office Depot’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. Office Depot does not assume any obligation to update these forward-looking statements.

# # #

	B2B	Retail	Technology	International	Operations/ Strategy	Finance/ Investment	Corporate Governance	Transaction/ Integration
Neil Austrian		✓	✓	✓	✓	✓	✓	✓
Justin Bateman	✓		✓	✓	✓	✓	✓	✓
Thomas Colligan	✓		✓	✓	✓	✓	✓	✓
Marsha Evans		✓		✓	✓	✓	✓	✓
Eugene Fife	✓			✓	✓	✓	✓	✓
Scott Hedrick	✓	✓			✓	✓	✓	✓
Kathleen Mason	✓	✓	✓	✓	✓	✓	✓	✓
Michael Massey	✓	✓		✓	✓	✓	✓	✓
Raymond Svider	✓		✓	✓	✓	✓	✓	✓
Nigel Travis	✓	✓	✓	✓	✓		✓	✓